Exhibit 16.1

September 15, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Clarus Therapeutics Holdings, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on September 15, 2022 and we agree with such statements concerning our firm.

/s/ RSM US LLP